CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made April 1, 2013 (“hereinafter” referred to as the “Effective Date”) , by Soellingen Advisory Group, Inc. (herein referred to as the “Company”) and Brian Kistler, New Opportunity Business Solutions, Inc.  531 Airport North Office Park, Fort Wayne, IN 46825 (hereinafter referred to as “Consultant”) engaged in providing services related to ongoing corporate documentation preparation and filing.

WITNESSETH:

WHEREAS, the Company requires assistance in filing its documentation with the SEC and FINRA, the Consultant will oversee the company's filing of an S-1 Registration statement with the Securities Exchange Commission and those other services and filings necessary for the commencement of the common shares obtaining a quotation on the OTC Bulletin Board and trading thereupon, also to  include the timely preparation of financial statements, annual 10K and quarterly 10Q preparation for review by a PCAOB accountant and companies SEC counsel, assisting in timely EDGAR filing of 10K and 10Q's with the SEC, and other services that may, from time to time, be required. The company desires to engage with the Consultant to provide such services as an independent contractor consultant;

WHEREAS, the Consultant is desirous of providing such services to the Company as further delineated and on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, agree as follows:

1. Appointment. The Company hereby appoints the Consultant as a corporate consultant, on an independent contractor and non-exclusive basis and hereby retains and engages the Consultant on the terms and conditions set forth in this Agreement. Consultant accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement.

2. Term. The term of this Agreement shall begin on the date of the Effective Date, to a 12 months period, consecutively, from the Effective Date of April 1, 2013.

3. Services. The Consultant shall serve generally, on a non-exclusive basis, as a corporate consultant. The Consultant will prepare and oversee the filing of an S-1 Registration statement with the Securities Exchange Commission and any required amendments thereafter, prepare and oversee the filing of a 15c211 with the Financial Investment Regulatory Authority (FINRA) and any required amendments thereafter, and those other filings that shall, from time to time, be required, to successfully obtain a quotation of the Company's common shares on the OTC Bulletin Board and obtain trading thereupon. The Consultant will also be responsible throughout the term for the timely preparation of financial statements, annual 10K and quarterly 10Q statements for review by a PCAOB accountant and the Company's SEC counsel, and assisting in timely EDGAR filing of 10K and 10Q's with the SEC.

4. Limitations on Services. The parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, in-house “due diligence” or “compliance” departments of stock brokerage firms, etc. Accordingly, the Consultant agrees that:

a.) the Consultant shall not release any financial or other information or data about the Company without the express prior consent and approval of the Company, which consent and approval shall be evidenced by the signature of the Company’s President or Chief Executive Officer on such proposed release;

b.) the Consultant shall not conduct any meetings with any prospective financial investors without the express prior consent and approval of the Company of the proposed meeting and the format or agenda of such meeting, in which case, if approved, the Company may elect to have a representative attend such meeting;

c.) the Consultant shall not release any information or data about the Company to any selected or limited person(s), entity, or group if the Consultant is aware that such information or data has not been previously generally released or promulgated.

5. Duties of the Company. During the Term:

a) As the Company deems appropriate, the Company shall supply the Consultant, on a regular and timely basis with all Company approved data and information about the Company, its management, its products and/or services and its operations and the Company shall use reasonable efforts to advise the Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to the Consultant so that the Consultant may take corrective action.

6. Representations and Indemnification.

a.) The Company shall be deemed to make a representation of the accuracy of any and all material facts, material, information, and data which it supplies to the Consultant as of the date it supplies such information and data to the Consultant and the Company acknowledges its awareness that the Consultant will rely on such representation in disseminating such information and otherwise performing its financial public relations functions hereunder.

b.) The Consultant will regularly consult with the Company in order to ensure that it has current materially accurate information pertaining to the Company. The Consultant will not use, disclose, sell, publish or otherwise make available any information pertaining to the Company in any manner or to any person for any purpose other than as expressly provided for herein and will comply in all respects with all applicable federal and state securities laws, rules and regulations in performing its duties hereunder, including but not limited to making appropriate public disclosures concerning its compensation hereunder and concerning its acquisition, if at all, of shares of the Company’s common stock in open market transactions, or otherwise.

c.) The Consultant represents and warrants to the Company (as to the acquisition the Company’s restricted stock that may be acquired by the Consultant hereafter) that: (1) the Consultant is an accredited investor, as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”) and/or other otherwise has such knowledge and experience in financial, business and investment matters that the Consultant considers itself a sophisticated investor capable of understanding the risks involved concerning the Company and the shares of the Company’s common stock it may acquire hereafter; (2) such shares are restricted securities within the meaning of the Securities Act and accordingly, cannot be sold or otherwise transferred by the Consultant absent registration under the Securities Act, which the Company has no obligation to so effect, or an exemption therefrom; and (3) that the shares that may be acquired by the Consultant with investment intent and not with a view toward the distribution thereof.

d.) The Company hereby agrees to indemnify the Consultant, its officers, directors, employees and agents (collectively, the “Consultant Indemnitees”) from and against, and to hold each of the Consultant Indemnitees harmless from, any claims, demands, suits, loss, damages (including reasonable attorney’s fees and costs) relating to any materially inaccurate information it supplied to the Consultant if it was materially inaccurate at the time it was supplied, provided such information was used by the Consultant in accordance with the express terms hereof.

e.) The Consultant will indemnify the Company, its officers, directors, employees and agents (collectively, the “Company Indemnitees”) from and against, and hold each of the  company Indemnitees harmless from, any claims, demands, suits, loss, damages (including reasonable attorney’s fees and costs) arising out of or relating to any breach by the Consultant of its obligations hereunder or as a result of its negligence or misconduct in disseminating information regarding the Company or otherwise in its provision of services to the Company.

7. Compensation; Fees and Expenses. In consideration for the services to be provided by the Consultant pursuant to the terms and conditions hereof, the Consultant shall be paid by the Company, as follows:

USD$199,800 due and payable in advance, upon signing of this agreement.

8. Allowable Off-Sets. If the Lender fails to deliver any of the services outlined in Section 3, for which the Borrower is subsequently required to, at its own expense, obtain from another party, these expenses / costs shall be deducted from the fees payable to Consultant.

9. Attorneys’ Fees and Costs. The prevailing party in any action and/or proceeding arising out of or relating to this Agreement shall be entitled to recover from the other party all reasonable attorneys’ fees and costs incurred.

10. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

11. Assignment. This Agreement and the rights and obligations hereunder may not be assigned by either party hereto without the prior express written consent of the other party hereto. Notwithstanding the foregoing, it is expressly understood and agreed that the Consultant may retain the services of third parties to research, conduct due diligence and write research and related reports about the Company which may be utilized by the Consultant in performing its obligations hereunder. The rights and obligations of the parties under this Agreement shall insure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

12. Notices. Any notice required or permitted to be given under this Agreement or pursuant hereto shall be in writing and shall be deemed given and shall be effective upon receipt if delivered by hand, or sent by certified or registered USA mail, postage prepaid and return receipt requested, or by prepaid overnight express service or via telecopier (upon receipt by the sender of a printed confirmation of such transmission). Notices shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that such notice shall be effective only upon receipt thereof):

If to Company:

Soellingen Advisory Group

Attn: David Haig

C/O 777 South Flagler Dr, Suite 800

West Palm Beach,  FL  33401

If to Consultant:

New Opportunity Business Solutions, Inc

Attn: Brian Kistler

531 Airport North Office Park

Fort Wayne, IN  46825

13. Entire Agreement: Titles and Headings; Execution in Counterparts. This Agreement contains the entire agreement of the parties hereto and may be modified or changed only by an agreement in writing, signed by the party against whom enforcement of any modification or change is sought. If any provision of this Agreement is declared void, such provision shall be deemed severed by this Agreement, which shall otherwise remain in full force and effect. Titles and headings to paragraphs are for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement. This Agreement may be executed in counterparts and via facsimile.

14. Governing Law, Jurisdiction, Venue. This Agreement shall be governed by and construed solely in accordance with the laws of the State of Florida without giving effect to conflict of law principles.

15. Interpretation; Rule of Construction That Ambiguities are to Construed Against the Drafter Not Applicable. The parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter shall not be applicable.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first set forth above.

CONSULTANT:

New Opportunity Business Solutions, Inc.

/s/ Brian Kistler

_______________________________

Brian Kistler, CEO

531 Airport North Office Park

Fort Wayne, Indiana 46825

COMPANY:

Soellingen Advisory Group, Inc.

/s/ David Haig

_______________________________

Per:  David Haig, CEO

Soellingen Advisory Group, Inc.

1.

Names:

Borrower:

Soellingen Advisory Group, Inc.

C/O 777 South Flager Dr., Suite 800

West Palm Beach, Fl 33401

Lender:

New Opportunity Business Solutions, Inc

531 Airport North Office Park

Fort Wayne, Indiana 46825

Brian Kistler, CEO

2.

Promise to Pay.

For value received, Borrower promises to pay Lender $199,800.00 (One hundred and ninety-nine thousand eight hundred dollars)

3.

Principal Payment.

In conjunction with the consulting agreement dated April 1, 2013 the principal amount plus

10% APR is hereby declared due and payable upon request.

(i) Borrower can, at any point, pay the Lender the Principal and interest amount in cash.

4.

Collection Costs.

If Lender prevails in a lawsuit to collect on this note, Borrower will pay Lender's costs

and lawyers' fees in an amount the court finds to be reasonable.

5.

Notices.

All notices must be in writing. A notice may be delivered to Borrower or Lender at the

address specified in section 1, above, or to a new address Borrower or Lender has designated in writing. A notice may be delivered:

(1) in person

(2) by certified mail, or

(3) by overnight courier.

6.  Security.

Borrower agrees that until the principal and interest owed under this Promissory

Note are paid in full, or otherwise discharged by the Lender,  this note will be secured by general security interest over all of the assets of the company.

7.  Allowable Off-Sets

If the Lender fails to deliver any of the services outlined in Section 3 of the

Consulting Agreement dated April 1st, 2013; for which the Borrower is subsequently require to, at its own expense from another, these expenses/costs shall be deducted from

the balance due under this Promissory Note.

8. Governing Law.

This promissory note will be governed by and construed in accordance with the laws of

the state of Florida.

9.  Severability.

If any court determines that any provision of this promissory note is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this agreement invalid or unenforceable and such

provision shall be modified, amended, or limited only to the extent necessary to render it valid and enforceable.

Dated:  Toronto Canada this 4th day of April, 2013

Lender: New Opportunity Business Solutions, Inc

/s/ Brian Kistler__________________________

By: Brian Kistler, CEO

Borrower: Soellingen Advisory Group, Inc.

/s/David Haig_________________________

By: David Haig, CEO

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